UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

COVANSYS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

     On June 14, 2007 Covansys Corporation (“Covansys”) filed a Current Report on Form 8-K relating to a Press Release regarding the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Form 8-K is incorporated herein by reference.
     On June 14, 2007, Covansys will distribute to its shareholders the following communication from James S. Trouba, Chief Financial Officer, relating to the Special Meeting to be held on Wednesday, June 27, 2007.
Dear Covansys Shareholder:
     According to our latest records, we have not received your voting instructions for the important Special Meeting of Covansys Corporation to be held on Wednesday, June 27, 2007. Our board of directors unanimously recommends that Covansys Corporation shareholders vote “FOR” the approval of the merger agreement. Your vote is important to us. Whether or not you plan to attend the Special Meeting in person, please use one of the following simple methods to promptly provide your voting instructions:
1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.
     For the reasons set forth in the proxy statement, Covansys’ Board of Directors unanimously recommends that you vote “FOR” the approval of the merger agreement. The approval of the merger agreement requires the affirmative vote of the holders of a majority of the common shares outstanding. The failure of any shareholder to vote on the proposal to approve the merger agreement will have the same effect as a vote against the approval of the merger agreement. We respectfully request that you vote your shares at your earliest convenience.
     If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 859-8509.
     On behalf of your Board of Directors, thank you for your cooperation and continued support.
Sincerely,
/s/ James S. Trouba
James S. Trouba
Chief Financial Officer

ADDITIONAL INFORMATION AND WHERE TO FIND IT
Covansys has filed with the SEC and mailed to its shareholders a definitive proxy statement in connection with the transaction. The definitive proxy statement contains important information about Covansys, the merger and related matters. Shareholders are urged to read the definitive proxy statement carefully.
Shareholders may obtain free copies of the proxy statement and other documents filed with the SEC by Covansys through the Web site maintained by the SEC and www.sec.gov. In addition, shareholders may obtain free copies of the proxy statement from Covansys by contacting Brett Pynnonen at 248-488-2088.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in the document, regarding the proposed transaction between Covansys and Computer Sciences Corporation, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, and other statements about Covansys or Computer Sciences management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995. Except as expressly required by the federal securities laws, we undertake no obligation to update such forward looking statements after the date of this document.